Exhibit 99.1

Navigators Reports First Quarter Earnings; Navigators' Earnings Up 22%

    NEW YORK--(BUSINESS WIRE)--May 1, 2006--The Navigators Group, Inc. (NASDAQ:NAVG) reported net income of $15,525,000 or $0.93 per share for the 2006 first quarter based on 16,757,000 diluted shares compared to net income of $9,699,000 or $0.76 per share for the 2005 first quarter based on 12,760,000 diluted shares. The 2006 first quarter results include a net realized capital loss of $0.02 per share and the 2005 first quarter results include a net realized capital gain of $0.01 per share.
    Gross written premium increased 22% over the 2005 first quarter, up 25% for the Insurance Companies and 16% for the Lloyd's Operations. Net written premium increased 22% compared to the first quarter of 2005. The growth rate would have approximated 30% excluding the net impact on the 2005 first quarter of the cancellation of a specialty quota share reinsurance treaty.
    The combined loss and expense ratio for the 2006 first quarter was 89.4% compared to 91.7% for the comparable 2005 period. These combined ratios reflect the change in accounting for segment reporting adopted in the 2006 first quarter commencing with the elimination of the marine pool. The 2006 first quarter combined ratio was reduced by 3.7 loss ratio points for a net loss reserve redundancy of $3.8 million relating to prior years. The 2006 first quarter net paid loss ratio was 37.5% compared to 39.3% for the comparable 2005 period.
    Navigators' Chief Executive Officer Stan Galanski commented, "Our first quarter results were characterized by favorable loss experience and strong premium growth, particularly in Marine & Energy and Specialty. Market conditions continue to support profitable underwriting, with an especially strong pricing environment for offshore energy. We are retaining more of the business that we write, reflecting the increased levels of policyholder surplus resulting from capital raising in 2005 and 2006. We continue to respond to opportunities to expand our intellectual capital base, with targeted hirings domestically and in the United Kingdom to support ongoing geographical and product line expansion."
    Net investment income for the 2006 first quarter was $12,550,000, an increase of 65% compared to $7,622,000 for the 2005 comparable period. Consolidated cash flow from operations for the 2006 first quarter was $29,478,000 compared to $65,190,000 for the 2005 comparable period. The pre-tax investment yield for the 2006 first quarter was 4.3% compared to 3.5% for the comparable 2005 period.
    The 2006 cash flow from operations was reduced by gross loss payments of approximately $10,200,000 for 2005 hurricane losses and $1,900,000 for a settled asbestos claim of which $4,000,000 and $1,100,000, respectively, are expected to be collected from reinsurers in subsequent accounting periods. The 2005 cash flow from operations included $24,000,000 attributable to the settlement of the 2002 underwriting year reinsurance to close premium recorded by our Lloyd's Operations in the 2004 fourth quarter.
    Effective in 2006, the Company classifies its business into two underwriting segments, consisting of the Insurance Companies and Lloyd's Operations, and a Corporate segment. Segment data for each of the two underwriting operations include allocations of revenues and expenses of Navigators Agencies and Parent Company expenses and related income tax amounts previously reported separately. Segment data for 2005 and prior periods reflect this change in segment reporting.
    Stockholders' equity was $478,316,000 or $28.70 per share at March 31, 2006 compared to $470,238,000 or $28.30 per share at December 31, 2005. Statutory surplus of Navigators Insurance Company was $374,411,000 at March 31, 2006.
    The Company will hold a conference call on Tuesday, May 2, 2006 starting at 8:30 a.m. ET to discuss the first quarter's results. To access the call, please dial 1-866-800-8652, using confirmation code 17440771. Internationally, the call may be accessed by dialing 617-614-2705 using the same confirmation code. To listen via live audio webcast, please visit the Company's website (www.navg.com) at least ten minutes prior to the start of the call and click on the May 2nd Live Audio Webcast link. The webcast will also be available as a replay at the same location starting one hour after the call is finished.

    The Navigators Group, Inc. is an international insurance holding company with insurance company operations, underwriting management companies, and operations at Lloyd's of London. Headquartered in New York City, Navigators has offices in major insurance centers in the United States, the United Kingdom and Belgium.

    This press release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Whenever used in this release, the words "estimate", "expect", "believe" or similar expressions are intended to identify such forward-looking statements. We cannot assure that results which we anticipate will be achieved, since results may differ materially because of known and unknown risks and uncertainties which we face. Please refer to Navigators' most recent Form 10-K and its other filings with the Securities and Exchange Commission for a description of Navigators' business and the important factors which may affect that business. Navigators undertakes no obligation to publicly update or revise any forward-looking statement.



              THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
                         Financial Highlights
               ($'s in thousands, except per share data)

                                    Three Months Ended
                                         March 31,
                                    ------------------
Financial Highlights                  2006       2005    Change
--------------------                -------     ------   ------

Gross written premium               $263,784   $216,996     22%
Net written premium                  143,426    117,090     22%

Revenues:
 Net earned premium                  103,722     77,538     34%
 Commission income                     1,286      1,270      1%
 Investment Income                    12,550      7,622     65%
 Net realized capital gains (losses)    (424)       167     NM
 Other income                            186        897    -79%
                                    ---------   --------
 Total revenues                      117,320     87,494     34%
                                    ---------   --------

Operating expenses:
 Net losses and loss adjustment
   expenses incurred                  62,117     46,221     34%
 Commission expense                   13,705      9,604     43%
 Other operating expenses             18,408     17,444      6%
                                    ---------   --------
 Total operating expenses             94,230     73,269     29%
                                    ---------   --------

Income before income taxes            23,090     14,225     62%
                                    ---------   --------

Income tax expense (benefit):
 Current                               9,332      5,172     80%
 Deferred                             (1,767)      (646)    NM
                                    ---------   --------

Income tax expense                     7,565      4,526     67%
                                    ---------   --------

Net income                           $15,525     $9,699     60%
                                    =========   ========


Per Share Data
--------------

Net income per common share:
 Basic                                 $0.93      $0.77    22%
 Diluted                               $0.93      $0.76    22%

Average shares outstanding:
 Basic                                16,639     12,677
 Diluted                              16,757     12,760

Underwriting Ratios
-------------------
Loss Ratio                              59.9%      59.6%
Expense Ratio                           29.5%      32.1%
                                    ----------   -------
Combined Ratio                          89.4%      91.7%


Balance Sheet Data
------------------               Mar. 31, 2006     Dec. 31, 2005
                                    --------       ---------
Stockholders' equity                $478,316       $470,238    2%
Book value per share                  $28.70         $28.30    1%



              THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                          ($'s in thousands)


                                               March 31,  December 31,
                                                 2006        2005
                                               ----------- -----------
                           ASSETS
Investments and cash:
 Fixed maturities, available-for-sale,
 at fair value
   (amortized cost: 2006, $1,039,859; 2005,
    $986,726)                                  $1,022,603    $984,113
 Equity securities, available-for-sale,
  at fair value (cost: 2006, $23,637;
  2005, $19,667)                                   25,181      20,911
 Short-term investments, at cost which
  approximates fair value                         132,817     164,047
 Cash                                              14,069      13,165
                                               ----------- -----------
          Total investments and cash            1,194,670   1,182,236
                                               ----------- -----------

 Premiums in course of collection                 210,039     155,977
 Commissions receivable                             3,489       3,467
 Prepaid reinsurance premiums                     168,114     136,341
 Reinsurance receivable on paid losses             40,091      37,055
 Reinsurance receivable on unpaid losses and
  loss adjustment expenses                      1,006,505     979,015
 Net deferred income tax benefit                   34,961      28,317
 Deferred policy acquisition costs                 44,251      29,697
 Accrued investment income                         10,548      10,297
 Goodwill and other intangible assets               7,399       7,341
 Other assets                                      20,246      13,506
                                               ----------- -----------

          Total assets                         $2,740,313  $2,583,249
                                               =========== ===========


             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Reserves for losses and loss adjustment
  expenses                                     $1,608,735  $1,557,991
 Unearned premium                                 388,113     316,516
 Reinsurance balances payable                     193,113     180,059
 Federal income tax payable                         6,777       1,274
 Payable for securities purchased                       -         823
 Accounts payable and other liabilities            65,259      56,348
                                               ----------- -----------
          Total liabilities                     2,261,997   2,113,011
                                               ----------- -----------

Stockholders' equity:
 Preferred stock, $.10 par value, authorized
  1,000,000 shares, none issued                         -           -
 Common stock, $.10 par value, 20,000,000
  shares authorized for 2006
  and 2005; issued and
    outstanding: 16,667,681 for 2006 and
     16,616,781 for 2005                            1,667       1,662
 Additional paid-in capital                       284,099     282,463
 Retained earnings                                202,426     186,901
 Accumulated other comprehensive income (loss)     (9,876)       (788)
                                               ----------- -----------
  Total stockholders' equity                      478,316     470,238
                                               ----------- -----------
  Total liabilities and stockholders' equity   $2,740,313  $2,583,249
                                               =========== ===========

              THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
                       Comparative Premium Data
                          ($'s in thousands)


Gross Written Premium:                    First Quarter
                                     ------------------------
Insurance Companies:                        2006       2005    Change
                                     ---------------------------------
Marine                                    $81,794    $68,284       20%
Specialty                                  62,131     42,949       45%
Professional Liability                     18,134     17,930        1%
Assumed from Lloyd's                          216        125       NM
Other (includes run-off)                      (28)         -       NM
                                     ------------------------
                                          162,247    129,288       25%
Lloyd's Operations:
Marine                                     90,855     73,931       23%
Professional Liability                      2,020          -       NM
Other                                       8,873     13,899      -36%
                                     ------------------------
                                          101,748     87,830       16%
Intercompany elimination                     (211)      (122)      NM
                                     ------------------------
Total                                    $263,784   $216,996       22%
                                     ========================

Net Written Premium:                      First Quarter
                                     ------------------------
Insurance Companies:                        2006       2005    Change
                                     ---------------------------------
Marine                                    $41,515    $30,347       37%
Specialty                                  40,519     36,398       11%
Professional Liability                      7,626      6,679       14%
Assumed from Lloyd's                           13        126       NM
Other (includes run-off)                      (29)        31       NM
                                     ------------------------
                                           89,644     73,581       22%
Lloyd's Operations:
Marine                                     51,403     40,060       28%
Professional Liability                        829          -       NM
Other                                       1,550      3,449      -55%
                                     ------------------------
                                           53,782     43,509       24%
                                     ------------------------
Total                                    $143,426   $117,090       22%
                                     ========================

Net Earned Premium:                       First Quarter
                                     ------------------------
Insurance Companies:                        2006       2005    Change
                                     ---------------------------------
Marine                                    $22,501    $19,879       13%
Specialty                                  36,134     20,022       80%
Professional Liability                      8,732      6,717       30%
Assumed from Lloyd's                           13        711       NM
Other (includes run-off)                      (28)        34       NM
                                     ------------------------
                                           67,352     47,363       42%
Lloyd's Operations:
Marine                                     35,716     29,627       21%
Professional Liability                        241          -       NM
Other                                         413        548      -25%
                                     ------------------------
                                           36,370     30,175       21%
                                     ------------------------
Total                                    $103,722    $77,538       34%
                                     ========================


              THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
                        Segment Information (1)
                          Three Months Ended
                            March 31, 2006

                          ($'s in thousands)

                              Insurance  Lloyd's
                              Companies Operations Corporate Total (2)
                              --------- ---------- --------- ---------
Gross premium written         $162,247   $101,748            $263,784
Net premium written             89,644     53,782             143,426

Net earned premium              67,352     36,370             103,722
Net losses and loss
 adjustment expenses           (39,954)   (22,163)            (62,117)
Commission expense              (7,124)    (6,581)            (13,705)
Other operating expenses       (13,433)    (4,975)            (18,408)
Commission and other income /
 (expense)                       1,206        266               1,472
                              --------- ----------           ---------

Underwriting profit              8,047      2,917              10,964

Investment income               10,410      2,007      $133    12,550
Net realized capital gains /
 (losses)                          (75)      (349)        -      (424)
                              --------- ---------- --------- ---------
Income before income tax
     expense                    18,382      4,575       133    23,090

Income tax expense               5,916      1,601        48     7,565
                              --------- ---------- --------- ---------
Net Income                     $12,466     $2,974       $85   $15,525
                              ========= ========== ========= =========

Loss and loss expenses ratio      59.3%      60.9%               59.9%
Commission expense ratio          10.6%      18.1%               13.2%
Other operating expense ratio
 (3)                              18.2%      13.0%               16.3%
                              --------- ----------           ---------
Combined ratio                    88.1%      92.0%               89.4%
                              ========= ==========           =========

(1) Effective in 2006, the Company classifies its business into two underwriting segments, Insurance Companies and Lloyd's Operations, and a Corporate segment. Segment data for each of the two underwriting operations include allocations of revenues and expenses of Navigators Agencies and Parent Company expenses and related income tax amounts previously reported separately. Segment data for 2005 and prior periods have been restated to reflect this change in segment reporting.

(2) Certain amounts included in gross written premium, commission expense and other income relate to inter-segment transactions, accordingly the sum for each segment does not agree to the totals shown in the table above.

(3) The other operating expense ratio is adjusted to include commission and other income/(expense).


              THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
                        Segment Information (1)
                          Three Months Ended
                            March 31, 2005

                          ($'s in thousands)

                             Insurance  Lloyd's
                             Companies Operations Corporate Total (2)
                             --------- ---------- --------- ---------
Gross premium written        $129,288    $87,830            $216,996
Net premium written            73,581     43,509             117,090

Net earned premium             47,363     30,175              77,538
Net losses and loss
 adjustment expenses          (28,842)   (17,379)            (46,221)
Commission expense             (4,723)    (4,881)             (9,604)
Other operating expenses      (11,939)    (5,505)            (17,444)
Commission and other income
 / (expense)                    1,271        896               2,167
                             --------- ----------           ---------

Underwriting profit             3,130      3,306               6,436

Investment income               6,857        749       $16     7,622
Net realized capital gains /
 (losses)                         266        (99)        -       167
                             --------- ---------- --------- ---------
Income before income tax
     expense                   10,253      3,956        16    14,225

Income tax expense (benefit)    3,136      1,385         5     4,526
                             --------- ---------- --------- ---------
Net income                     $7,117     $2,571       $11    $9,699
                             ========= ========== ========= =========

Loss and loss expenses ratio     60.9%      57.6%               59.6%
Commission expense ratio         10.0%      16.2%               12.4%
Other operating expense
 ratio (3)                       22.5%      15.2%               19.7%
                             --------- ----------           ---------
Combined ratio                   93.4%      89.0%               91.7%
                             ========= ==========           =========

(1) Effective in 2006, the Company classifies its business into two underwriting segments, Insurance Companies and Lloyd's Operations, and a Corporate segment. Segment data for each of the two underwriting operations include allocations of revenues and expenses of Navigators Agencies and Parent Company expenses and related income tax amounts previously reported separately. Segment data for 2005 and prior periods have been restated to reflect this change in segment reporting.

(2) Certain amounts included in gross written premium, commission expense and other income relate to inter-segment transactions, accordingly the sum for each segment does not agree to the totals shown in the table above.

(3) The other operating expense ratio is adjusted to include commission and other income/(expense).


              THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
                         Underwriting Results
                          ($'s in thousands)

                         Three Months Ended March 31, 2006
                    --------------------------------------------------


                       Net    Losses                 Combined Ratio
                     Earned   and LAE  Underwriting  --------------
Insurance Companies: Premium  Incurred  Expenses   Loss  Expense Total
                    --------- -------------------- ----- ------- -----
Marine               $22,501  $13,500      $6,046  60.0%   26.9% 86.9%
Specialty             36,134   21,157      10,524  58.6%   29.1% 87.7%
Professional
 Liability             8,732    5,309       2,711  60.8%   31.0% 91.8%
Assumed from Lloyd's      13       15          (7)   NM      NM    NM
Other (includes run-
 off)                    (28)     (27)         77    NM      NM    NM
                    --------- -------------------- ----- ------- -----
                      67,352   39,954      19,351  59.3%   28.8% 88.1%
Lloyd's Operations    36,370   22,163      11,290  61.0%   31.1% 92.1%
                    --------- -------------------- ----- ------- -----
Total               $103,722  $62,117     $30,641  59.9%   29.5% 89.4%
                    ========= ==================== ===== ======= =====


                         Three Months Ended March 31, 2005
                    --------------------------------------------------


                       Net    Losses                 Combined Ratio
                     Earned   and LAE Underwriting   --------------
Insurance Companies: Premium  Incurred  Expenses   Loss  Expense Total
                    --------- -------------------- ----- ------- -----
Marine               $19,879  $12,743      $6,129  64.1%   30.8% 94.9%
Specialty             20,022   11,533       6,972  57.6%   34.8% 92.4%
Professional
 Liability             6,717    4,440       1,913  66.1%   28.5% 94.6%
Assumed from Lloyd's     711      573         321    NM      NM    NM
Other (includes run-
 off)                     34     (447)         56    NM      NM    NM
                    --------- -------------------- ----- ------- -----
                      47,363   28,842      15,391  60.9%   32.5% 93.4%
Lloyd's Operations    30,175   17,379       9,490  57.6%   31.4% 89.0%
                    --------- -------------------- ----- ------- -----
Total                $77,538  $46,221     $24,881  59.6%   32.1% 91.7%
                    ========= ==================== ===== ======= =====


              THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
                             Net Loss Data
                          ($'s in thousands)


Net Loss Reserves:                    3/31/2006      12/31/2005
                                  ---------------- ---------------
Insurance Companies:
       Marine                            $166,351        $162,644
       Specialty                          206,730         193,755
       Professional Liability              36,785          33,133
       Assumed from Lloyd's
        Operations                          1,206           1,218
       Other (primarily run-off
        business)                          19,076          19,613
                                  ---------------- ---------------
       Total Insurance Companies          430,148         410,363
                                  ---------------- ---------------
Lloyd's Operations:
       Marine                             162,817         161,262
       Other                                9,265           7,351
                                  ---------------- ---------------
       Total Lloyd's Operations           172,082         168,613
                                  ---------------- ---------------

       Total net loss reserves           $602,230        $578,976
                                  ================ ===============


Total net case loss reserves             $228,999        $228,423
Total net IBNR loss reserves              373,231         350,553
                                  ---------------- ---------------

       Total net loss reserves           $602,230        $578,976
                                  ================ ===============

                                           Quarter ended
Net Incurred Loss Activity:           3/31/2006       3/31/2005
                                  ---------------- ---------------
Insurance Companies:
       Loss and LAE payments              $20,170         $18,399
       Change in reserves                  19,784          10,443
                                  ---------------- ---------------
       Net incurred loss and
        LAE                                39,954          28,842
                                  ---------------- ---------------

Lloyd's Operations:
       Loss and LAE payments               18,693          12,105
       Change in reserves                   3,470           5,274
                                  ---------------- ---------------
       Net incurred loss and LAE           22,163          17,379
                                  ---------------- ---------------

Total
       Loss and LAE payments               38,863          30,504
       Change in reserves                  23,254          15,717
                                  ---------------- ---------------
       Net incurred loss and
        LAE                               $62,117         $46,221
                                  ================ ===============




    CONTACT: The Navigators Group, Inc.
             Paul J. Malvasio, 914-933-6088
             Executive Vice President and
             Chief Financial Officer
             pmalvasio@navg.com
             www.navg.com